HARRIS SAVINGS BANK
                 RECOGNITION AND RETENTION PLAN
                   FOR OFFICERS AND EMPLOYEES
                   PLAN SHARE AWARD AGREEMENT


     This agreement shall evidence a PLAN SHARE AWARD made on ------------------- between Harris Savings Bank (the "Bank") and
------------------- ("Recipient"). For purposes of this Agreement, the defined terms contained herein shall have the same meanings as those contained in the Harris Savings Bank
Recognition and Retention Plan for Officers and Employees
("Plan").

     Whereas, the purpose of the Harris Savings Bank Recognition and Retention Plan is to provide, officers and other key employees of the Bank an incentive to achieve the long-term objectives of the Bank by providing such key personnel with a proprietary interest in the Bank and Harris Financial, MHC (the "Company"), the Bank's parent holding company; and

     Whereas, the Plan is authorized to purchase up to 104,000 shares of the common stock of the Company ("Common Stock"); and

     THEREFORE, to evidence the grant of this Plan Share Award
(the "Award"), and subject to the terms and conditions of the Plan and this Agreement, the Bank and the Recipient hereby agree as follows:

     1. Grant of Award. The Board of Directors hereby evidences and confirms the grant to the Recipient on ---- of an Award to earn --------------- shares of Common Stock.

     2. Term of Award. The term of the Award shall be for such period of until the entire Plan Share Award evidenced hereby has been earned and distributed or forfeited provided, however, that such term shall not extend beyond January 25, 2015. Except as provided in Sections 7 and 8 hereof, the Award may be earned by the Recipient only while serving as an officer or employee of the Bank or the Company.

     3. Earning of Award. Shares under the Award shall be earned by the Recipient annually at the rate of ----- percent (--%) of the aggregate number of shares stated in Section 1 commencing -----------------, provided that the Performance Goal, as set annually by the Board of Directors, is attained. In the event that a stated Performance Goal is not attained for a given twelve month period, Shares covered by the Plan Share Award that would otherwise be earned on the next anniversary of the date of grant of the Award will not be considered earned on such date. However, upon the subsequent attainment of the Performance Goal during the term of the Plan Share Award, the Committee shall determine whether any or all Shares awarded to a Recipient which had not been earned for the previous period(s) due to the failure to attain the Performance Goal shall vest at the next anniversary date of the grant. Fractional shares shall be aggregated and earned on the last anniversary on which the Plan Share Award vests. In the event the Recipient's service is terminated

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other than due to death, Disability, Retirement (as defined in
Section 3.14 of the Plan), termination following a Change in Control or termination for Cause, prior to the time all shares subject to the Award have been earned, any shares which have not yet been earned as of the last day of service shall be forfeited. In the event the Recipient's service or employment is terminated due to Cause pursuant to Section 7.01(d) of the Plan prior to the time all shares subject to the Award have been distributed, regardless of whether such Plan Shares have been earned, the Recipient shall forfeit the right to any shares which have not yet been distributed as of the last day of service with the Bank or the Company.

     4. Distribution of Shares. Except as provided below, as soon as practicable after shares shall have been earned, the Plan Trustee shall deliver to the Recipient (or his beneficiary as determined in Section 6) a certificate or certificates representing the number of shares of Common Stock with respect to which the Award was earned in the name of the Recipient or his beneficiary.

     Notwithstanding anything herein to the contrary, the Bank shall not be obligated to cause to be issued or delivered any certificate evidencing Common Stock awarded pursuant to the Plan, unless and until the Bank is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations and governmental authority and requirements of any exchange upon which the Common Stock is traded. The Bank shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     All shares of Common Stock earned pursuant to an Award, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. Payments representing accumulated cash dividends (and earnings thereon) shall be made in cash or Common Stock.

     5. Non-Transferability. This Award may be earned during the Recipient's lifetime only by the Recipient and paid only to the Recipient (or to the Recipient's beneficiary as defined in Section 6). This Award shall not be pledged, hypothecated, sold, assigned, transferred (except as provided above) or otherwise encumbered or disposed of purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of this Award contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon this Award shall be null and void and without effect.

     6. Designation of Beneficiary. The Recipient may designate a person or persons to receive, in the event of death, any rights that may be available to the Recipient pursuant to the Plan under this Award. Such designation must be made in writing and delivered to the Bank and may be revoked by the Recipient in writing. If the Recipient fails effectively to designate a beneficiary, then the Recipient's estate will be deemed to be the beneficiary. The Recipient may designate a beneficiary or beneficiaries in this Agreement or otherwise in writing to the person designated in Section 10.

     7. Rights in Event of Death. Disability and Retirement. Notwithstanding the general rule set forth in Section 3, above, if the Recipient's service as an officer, or other key employee of the Bank terminates due to death, Disability or Retirement, all shares subject to this Plan Share Award shall be deemed earned as of the Recipient's last day of service with the Bank or a subsidiary or affiliate of the Bank.

     8. Rights in the Event of a Change in Control. Notwithstanding the general rule set forth in Section 3, above, in the event of the Recipient's termination following a Change in Control (as defined Recipient's Section 7.01(c) of the Plan), all shares subject to this Award shall be deemed earned as of the Recipient's last day of service with the Bank or a subsidiary or affiliate of the Bank.

     9. Treatment of Plan Shares in the Event of Conversion Transaction. In the event that the Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any Plan Share Awards and rights to Plan Shares shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Plan Share Awards and rights to Plan Shares for cash equal to the fair market value of such Awards or Shares. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

     10. Dilution and Other Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, or exchange of shares or other similar corporate change, such proportionate and equitable adjustments to the Award, if any, shall be made to prevent dilution or enlargement of the rights of the Recipient under this Agreement.

     11. Notice. Any notice required or permitted under this Award shall be deemed given when delivered in person or when mailed by registered mail with return receipt requested to the Bank addressed to Second and Pine Streets, Harrisburg, PA 17101,
ATTN: Chief Executive Officer, and to the Recipient or beneficiary at the addresses given below or at such address as the Recipient may subsequently designate in writing to the Bank.

     12. Modification and Waiver. Neither this Award nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Recipient or his legal representative and the Bank. The waiver of or failure to enforce any breach of this Award shall not be deemed to be a waiver or acquiescence in any other breach thereof.

     13. Governing Law. This Award shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent pre-empted by federal laws.

     14. Withholding. There shall be deducted from each distribution of cash and/or stock under the Plan an amount of cash or stock relating to withholding tax imposed by any federal or state government.

     15. Recipient Acknowledgment. The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Bank, in respect of the Plan and this Award shall be final and conclusive.

     IN WITNESS WHEREOF, the Bank has caused this Award to be executed, and said Recipient has hereunto set his hand, the day and year first above written.

                                   HARRIS SAVINGS BANK

------------------------------     ------------------------------
Secretary                          Wm. J. McLaughlin


------------------------------     ------------------------------
Witness                            Recipient


Date: -----------------------      ------------------------------

                                   Address

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     I hereby designate as my Beneficiary under the terms of the
Plan the following person(s) in the designated portions:


                              -------------------------  --------
                              Name of Beneficiary           %


                              -------------------------  --------
                              Name of Beneficiary           %


                              -------------------------
                              Relationship to Recipient


                              -------------------------
                              Address


Date: -------------------     Signed:  ----------------

-------------------------
Witness

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